UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2018

LEAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI	48033
(Address of principal executive offices)	(Zip Code)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(e) of the Exchange Act  ☐

Section 8 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Plans.

On March 1, 2018, Lear Corporation (the “Company”) announced that Frank C. Orsini has been appointed Executive Vice President and President of Seating and Jeneanne M. Hanley has been appointed Senior Vice President and President of E-Systems, both appointments effective immediately.

Appointment of Frank C. Orsini and Second Amended and Restated Employment Agreement

Previously, Mr Orsini, 45, served as Senior Vice President and President of the Company’s E-Systems business since 2012. Since joining the Company in 1994, Mr. Orsini has held a series of positions of increasing responsibility in Seating as well as in E-Systems. Mr. Orsini earned a Bachelor’s degree from Oakland University and an executive Masters of Business Administration degree from Michigan State University.

In connection with his appointment and promotion to the role of Executive Vice President and President of Seating, on March 1, 2018, the Company entered into a Second Amended and Restated Employment Agreement with Mr. Orsini (the “Orsini Agreement”). Pursuant to the Orsini Agreement, Mr. Orsini will receive an initial annual base salary of $770,000. Mr. Orsini will remain eligible to participate in the Company’s Annual Incentive Plan (“AIP”) and 2009 Long-Term Stock Incentive Plan (“LTSIP”). The Orsini Agreement otherwise contains terms substantially similar to those of Mr. Orsini’s employment agreement in effect prior to the amendment and restatement, including, but not limited to, (i) in the event that Mr. Orsini’s employment is terminated by the Company other than for “cause,” “incapacity” or due to Mr. Orsini’s death, or by Mr. Orsini for “good reason” (as such terms are defined in the Orsini Agreement), a severance package comprised of two times the sum of Mr. Orsini’s annual base salary and target bonus, 24 months of continued health coverage, full vesting of time-vested LTSIP awards and pro-rata vesting of performance-based LTSIP awards (based on actual performance), and (ii) restrictive covenants relating to non-competition, confidential information and non-solicitation of the Company’s employees and customers.

The foregoing description of the Orsini Agreement is a summary only and is qualified in its entirety by reference to the full text of the Orsini Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Appointment of Jeneanne M. Hanley and Employment Agreement

Previously, Ms. Hanley, 45, served as Vice President, Global Seat Surface Materials and Craftsmanship since 2015. Since joining the Company in 1994, Ms. Hanley has had a series of positions of increasing responsibility in Seating and E-Systems. In 2012, she was named Vice President, America’s Seating, where she had responsibility for the Company’s Just-in-Time Seating operations in the U.S., Canada, Mexico, Brazil and Argentina covering 29 manufacturing plants and 14,500 employees. Ms. Hanley earned a Bachelor’s of Science degree in Mechanical Engineering and a Masters of Business Administration from the University of Michigan.

In connection with her appointment and promotion to the role of Senior Vice President and President of E-Systems, on March 1, 2018, the Company entered into an Employment Agreement with Ms. Hanley (the “Hanley Agreement”). Pursuant to the Hanley Agreement, Ms. Hanley will receive an initial annual base salary of $620,000 and will be eligible to participate in the AIP and LTSIP. The Hanley Agreement also contains terms substantially similar to those contained in the Company’s other executive employment agreements, including, but not limited to, (i) in the event that Ms. Hanley’s employment is terminated by the Company other than for “cause,” “incapacity” or due to Ms. Hanley’s death, or by Ms. Hanley for “good reason” (as such terms are defined in the Hanley Agreement), a severance package comprised of two times the sum of Ms. Hanley’s annual base salary and target bonus, 24 months of continued health coverage, full vesting of time-vested LTSIP awards and pro-rata vesting of performance-based LTSIP awards (based on actual performance), and (ii) restrictive covenants relating to non-competition, confidential information and non-solicitation of the Company’s employees and customers.

The foregoing description of the Hanley Agreement is a summary only and is qualified in its entirety by reference to the full text of the Hanley Agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Second Amended and Restated Employment Agreement, dated March 1, 2018, between Lear Corporation and Frank C. Orsini

10.2	Employment Agreement, dated March 1, 2018, between Lear Corporation and Jeneanne M. Hanley

99.1	Press Release issued March 1, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation

Date: March 1, 2018	By:	/s/ Jeffrey H. Vanneste
	Name:	Jeffrey H. Vanneste
	Title:	Senior Vice President and Chief Financial Officer

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